Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-92535, 333-26989, 333-67433, 333-128068, 333-155488, and 333-162336) of Access to Money, Inc. (formerly known as TRM Corporation) of our report dated March 31, 2009 relating to our audit of the consolidated financial statements for the year ended December 31, 2008, which appears in this Form 10-K.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
March 19, 2010